                                                                 EXHIBIT (P)(12)

--------------------------------------------------------------------------------





                             [LOGO OF PACIFIC LIFE]

                                 ACCESS PERSONS'
                     PERSONAL SECURITIES TRANSACTION POLICY

                                 January 1, 2003





--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


I.     OVERVIEW ..........................................................  1

II.    STATEMENT OF GENERAL PRINCIPLES ...................................  2

III.   REPORTING REQUIREMENTS FOR ALL ACCESS PERSONS .....................  3

       A.     INITIAL REPORTING REQUIREMENTS .............................  3
       B.     QUARTERLY REPORTING REQUIREMENTS ...........................  3
       C.     ANNUAL REPORTING REQUIREMENTS ..............................  4

IV.    ACCESS PERSON CLASSIFICATIONS .....................................  5

       A.     ACCESS PERSON ..............................................  5
       B.     ACCESS OFFICER .............................................  5
       C.     PORTFOLIO EMPLOYEE .........................................  5

V.     REVIEW AND ENFORCEMENT ............................................  6

       A.     REVIEW .....................................................  6
       B.     ENFORCEMENT ................................................  6

VI.    CONFIDENTIALITY ...................................................  7

       A.     COMPLIANCE REPORTING .......................................  7

VII.   AMENDMENT AND INTERPRETATION OF PROVISIONS ........................  7

APPENDIX 1.   TRADING RESTRICTIONS AND REPORTING REQUIREMENTS
              FOR ACCESS PERSONS .........................................  8

       A.     RESTRICTED LIST ............................................  8
       B.     TRANSACTIONS EXEMPT FROM PRECLEARANCE ......................  9
       C.     ACTIVE SECURITY TRANSACTIONS ............................... 10
       D.     PRECLEARANCE LIMITATIONS ................................... 11

APPENDIX 2.   TRADING RESTRICTIONS AND REPORTING REQUIREMENTS
              FOR ACCESS OFFICERS ........................................ 12

       A.     RESTRICTED LIST ............................................ 12
       B.     TRANSACTIONS EXEMPT FROM PRECLEARANCE ...................... 13
       C.     PRECLEARANCE REQUIREMENT ................................... 13
       D.     PRECLEARANCE LIMITATIONS ................................... 14

APPENDIX 3.   TRADING RESTRICTIONS AND REPORTING AND DISCLOSURE
              REQUIREMENTS FOR PORTFOLIO EMPLOYEES ....................... 15

       A.     RESTRICTED LIST ............................................ 15
       B.     TRANSACTIONS EXEMPT FROM PRECLEARANCE ...................... 16
       C.     PRECLEARANCE REQUIREMENT ................................... 16
       D.     PRECLEARANCE LIMITATIONS ................................... 17
       E.     DISCLOSURE REQUIREMENTS .................................... 17
       F.     RESTRICTIONS ............................................... 17

APPENDIX 4.   GLOSSARY ................................................... 21

LOGO OF PACIFIC LIFE                                    Access Persons' Personal
                                                   Securities Transaction Policy
--------------------------------------------------------------------------------

I.   OVERVIEW

     This Access Persons' Personal Securities Transaction Policy ("Policy") has been developed to meet regulatory requirements and prudent business practices. The Policy is adopted by Pacific Life Insurance Company and its affiliated entities ("Pacific Life"), pursuant to Rule 17j-1 of the Investment Company Act of 1940 and Section 206 and Rule 204.2 under the Investment Advisers Act of 1940, (collectively, "the 1940 Acts").

     The Policy is intended to ensure that all acts, practices and courses of business engaged in by Access Persons reflect high standards and comply
                            --------------
     with the requirements of the 1940 Acts. While there is no legal requirement to apply the standards of the Policy to activity in non-advisory portfolios, Pacific Life has determined it is appropriate and reasonable to do so. Therefore, in addition to the regulatory application of the provisions of the Policy, the provisions of the Policy are applied equally to all accounts managed by the Securities Division of Pacific Life.

          ------------------------------------------------------------------
          Note: Certain words within this Policy have specific meanings which can be found in Appendix 4, Glossary. The first time those words appear within the Policy, they will be italicized and underlined. The on-line version of this document has a hyper-link from each of those italicized and underlined words to the section of the glossary where the specific definitions appear.
          ------------------------------------------------------------------

LOGO OF PACIFIC LIFE                                    Access Persons' Personal
                                                   Securities Transaction Policy
--------------------------------------------------------------------------------


II.  STATEMENT OF GENERAL PRINCIPLES

     The following are general principles governing personal Securities
                                                             ----------
     transactions by Access Persons.

     Each Access Person shall:

     .    have a duty to place the interests of Client Accounts first,
                                                ---------------

     . comply with the Policy and avoid any actual or potential conflicts of interest in personal Securities transactions; and

     .    comply with Pacific Life's Code of Business Conduct.

     Access Persons may not:

     . take inappropriate advantage of their positions, including in particular, front-running purchases or sales by Client Accounts,

     .    defraud, manipulate, or plan to defraud a Client Account,

     . make to Pacific Life or a Client Account any untrue statement of a material fact, or omit to state a material fact necessary in order to make statements made, in light of then relevant circumstances, not misleading; or

     . trade a Security in any account where they have direct or indirect beneficial ownership if that Access Person has actual knowledge that
          --------------------
          the Security is being considered for purchase or sale by the
                                               ----------------
          Securities Division for a Client Account, or is being purchased or
                                                                ------------
          sold for a Client Account.
          ----

          -----------------------------------------------------------------
          Note: This does not impose any requirement on Access Persons to inquire of Portfolio Employees if a Security is being considered, or is being purchased or sold for a Client Account.
          -----------------------------------------------------------------

LOGO OF PACIFIC LIFE                                    Access Persons' Personal
                                                   Securities Transaction Policy
--------------------------------------------------------------------------------


III. REPORTING REQUIREMENTS FOR ALL ACCESS PERSONS

     A.   INITIAL REPORTING REQUIREMENTS

          Within 10 calendar days of becoming an Access Person you must: complete, sign, date, and submit the following reports to the Compliance Officer:
          ------------------

          1.   Certificate of Compliance

               The certificate will state that you have received a copy of and understand the Policy and, to the best of your knowledge, you have complied with the requirements of the Policy, and that you have disclosed, reported, or caused to be reported, all Securities of which you have beneficial ownership.

          2.   Report of Initial Securities Holdings

               You must complete all information using the Policy and the instructions provided with the Report of Initial Securities Holdings form.

     B.   QUARTERLY REPORTING REQUIREMENTS

          1.   Broker Statements

               You must authorize your broker to send a duplicate copy of each broker statement containing reportable Securities to the following address:

               Pacific Life Insurance Company
               Attn: Compliance Officer Securities Division NB-2
               P.O. Box 9000 Newport Beach, CA 92658-9030

          2.   Quarterly Report of Securities Transactions

               Within 10 calendar days of the calendar quarter end you must: complete, sign, date, and submit the Quarterly Report of Securities Transactions to the Compliance Officer. You must complete all information using the Policy and the instructions provided with the form.

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LOGO OF PACIFIC LIFE                                    Access Persons' Personal
                                                   Securities Transaction Policy
--------------------------------------------------------------------------------


     C.   ANNUAL REPORTING REQUIREMENTS

          By January 30th of each year, you must: complete, sign, date, and submit the following reports with the Compliance Officer:

          1.   Certificate of Compliance

               The Certificate of Compliance is the same form that was submitted upon becoming an Access Person.

          2.   Annual Report of Securities Holdings

               The Annual Report of Securities Holdings is a list of all reportable holdings as of the end of the calendar year.

LOGO OF PACIFIC LIFE                                    Access Persons' Personal
                                                   Securities Transaction Policy
--------------------------------------------------------------------------------


IV.  ACCESS PERSON CLASSIFICATIONS

     An employee's classification is determined by their role and responsibilities as well as by their status with Pacific Life. The Compliance Officer of the Securities Division has determined each Access Persons' status based on the guidelines outlined below and reviewed the status of each Access Person with division management. If you are unsure of your status, please contact the Compliance Officer of the Securities Division. There are three different classifications of Access Person:

     A.   Access Person

          Any employee in the Securities Division of Pacific Life, or any employee of Pacific Life or its subsidiaries or affiliates, who may have access to current trading information of the Securities Division. Persons who fall into this category will find restrictions specific to their trading activity in Appendix 1.
                ----------------    ----------

     B.   Access Officer

          Officers of Pacific Life who are Access Persons are Access Officers.
                                                              ---------------
          In addition to the restrictions placed on all Access Persons, Access Officers are required to pre-clear their personal investment transactions and may be precluded from certain investments if those activities are in conflict with current trading programs in affect for the benefit of Client Accounts. Persons who fall into this category will find restrictions specific to their trading activity in
          Appendix 2.
          ----------

     C.   Portfolio Employee

          A Portfolio Employee is an Access Person who has responsibility for
            ------------------
          making investment decisions or recommendations. Portfolio Employees have the same preclearance requirements placed on Access Officers and have additional trading restrictions and disclosure requirements. Persons who fall into this category will find restrictions specific to their trading activity and additional disclosure requirements in Appendix 3. The category of Portfolio Employee currently includes:
          ----------

          .    Portfolio Managers, Traders, and Analysts
          .    Officers of the Law Department
          .    Members of the Management Investment Committee
          .    Enterprise Risk Management Department
          .    Other Pacific Life employees who may provide investment analysis

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LOGO OF PACIFIC LIFE                                    Access Persons' Personal
                                                   Securities Transaction Policy
--------------------------------------------------------------------------------


V.   REVIEW AND ENFORCEMENT

     A.   REVIEW

          The Compliance Officer shall review the reported personal Securities transactions of Access Persons to determine whether any violation of the Policy may have occurred. The Compliance Officer shall review holdings reports at least annually and transaction reports at least quarterly.

     B.   ENFORCEMENT

          1.   VIOLATION DETERMINATION

               Before making any determination that an individual has committed a violation, the Compliance Officer shall give such person an opportunity to supply additional information regarding the transaction in question.

               No person shall participate in a determination of whether he has committed a violation of the Policy or in the imposition of any sanction against himself.

          2.   VIOLATION RESOLUTION

               Employees violating the provisions of the Policy or procedures adopted hereunder may be subject to sanctions, which may include, among other things, restrictions of such person's personal Securities transactions, a letter of admonition, education or formal censure, fines, disgorgement, suspension, reassignment, demotion or termination of employment; or other significant remedial action.

          3.   VIOLATION REPORTING

               If the Compliance Officer determines that a violation of the Policy has occurred, they shall report any violation relating to managed accounts to the appropriate Fund Compliance Officer, or other appropriate client party. Violations will also be reported to appropriate management, including Senior Division Management (Senior Vice President or above) and the Chief Compliance Officer.

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LOGO OF PACIFIC LIFE                                    Access Persons' Personal
                                                   Securities Transaction Policy
--------------------------------------------------------------------------------


VI.  CONFIDENTIALITY

     All reports and information filed with the Securities Division pursuant to this Policy shall generally be treated as confidential; provided, however, that such information may be shared with Pacific Life management, the Law Department, internal and external auditors, regulators, or such other persons as the Compliance Officer determines may be necessary.

     A.   COMPLIANCE REPORTING

          The Compliance Officer shall report quarterly to mutual fund clients on compliance with the Policy as it relates to their account and provide such quarterly certifications or other information as required by those clients. The Compliance Officer shall provide information to Client Accounts regarding compliance with this Policy as it relates to their account upon their request.

VII. AMENDMENT AND INTERPRETATION OF PROVISIONS

     Pacific Life may amend the Policy or adopt such interpretations of the Policy that are deemed appropriate. When unusual issues arise, Compliance Officers may seek additional direction from the General Counsel or Investment Counsel of Pacific Life. Any Access Person who is uncomfortable with an interpretation or application of the Policy may appeal to the General Counsel or Investment Counsel for clarification.

LOGO OF PACIFIC LIFE                                    Access Persons' Personal
                                                   Securities Transaction Policy
--------------------------------------------------------------------------------


APPENDIX 1.   TRADING RESTRICTIONS AND REPORTING REQUIREMENTS FOR ACCESS PERSONS

     Before trading any Securities, Access Persons need to review the Policy to determine how their contemplated transaction must be handled. Certain transactions are subject to preclearance or may be prohibited altogether. If you need preclearance, you must obtain that preclearance in writing before you trade. Otherwise, report those transactions that are required to be reported under the Policy on your Quarterly and Annual Statements.

     . You must first check the current Restricted List to see if there are specific restrictions placed on the Securities of the issuer you wish
                                                                ------
          to trade. Additional information on the Restricted List is in Section A of this Appendix, immediately below.

     . If there are no specific restrictions on the issuer you wish to trade, you must then check the table for Transactions Exempt from Preclearance, Section B of this Appendix. These are transactions that do not require preclearance regardless of the amount you trade. Some exempt transactions do need to be reported so make sure you review the table carefully.

     . Finally, if the issuer is not on the Restricted List but your transaction is not exempt, you must check the Active Security Transaction table (Section C of this Appendix) to determine how much and under what circumstances you can trade your specific issue without preclearance.

     A.   RESTRICTED LIST

          1.   ISSUERS WHOSE SECURITIES MAY NOT BE TRADED

               This list will include issuers for a variety of reasons, including but not limited to possession of material, non-public information by someone at Pacific Life.

          2.   ISSUERS WHOSE SECURITIES REQUIRE SPECIFIC PRECLEARANCE BEFORE
               TRADING

               This section will include issuers where Pacific Life managed accounts hold significant positions or issuers who may be restricted for other reasons.

               To obtain preclearance to trade Securities in this category, complete the preclearance form and submit to the Compliance Officer. Preclearance must be obtained in writing prior to entering into a transaction and the transaction must be executed prior to the expiration of the written preclearance.

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LOGO OF PACIFIC LIFE                                    Access Persons' Personal
                                                   Securities Transaction Policy
--------------------------------------------------------------------------------


     B.   TRANSACTIONS EXEMPT FROM PRECLEARANCE

          The following transactions do not require preclearance. You must review the table carefully to make sure that you report those transactions that must be included in your quarterly and annual reports.

          ----------------------------------------------------------------------------------------------------------
                             Transaction                         Preclearance         Quarterly         Annual
                                                                   Required           Reporting        Reporting
                                                                                      Required         Required
          ----------------------------------------------------------------------------------------------------------
          Open-ended mutual funds                                     No                 No               No
          ----------------------------------------------------------------------------------------------------------
          Bankers Acceptances                                         No                 No               No
          ----------------------------------------------------------------------------------------------------------
          Bank Certificates of Deposit                                No                 No               No
          ----------------------------------------------------------------------------------------------------------
          Commercial Paper                                            No                 No               No
          ----------------------------------------------------------------------------------------------------------
          Repurchase Agreements                                       No                 No               No
          ----------------------------------------------------------------------------------------------------------
          Securities with a maturity at issuance (greater than)       No                 No               No
          366 days rated in one of the two highest rating
          categories by a Nationally Recognized Statistical
          Rating Organization (NRSRO), such as Moody's, S&P or
          Fitch
          ----------------------------------------------------------------------------------------------------------
          Real Estate other than CMBS & REITs                         No                 No               No
          ----------------------------------------------------------------------------------------------------------
          U.S. Treasury Securities and U.S. Government                No                 No               No
          Agency Securities - No limit
          ----------------------------------------------------------------------------------------------------------
          Automatic Dividend Reinvestments                            No                 No               Yes
          ----------------------------------------------------------------------------------------------------------
          Trading activity resulting from the exercise of             No                 Yes              Yes
          written options such as puts, calls, or tenders
          where the Access Person does not have an option
          to control the exercise.  Entering into the
          option is subject to restriction.  This refers to
          the movement of Securities after the option is
          triggered.
          ----------------------------------------------------------------------------------------------------------
          Involuntary Corporate Actions                               No                 Yes              Yes
          ----------------------------------------------------------------------------------------------------------
          Trading in blind trust accounts over which Access           No                 Yes              Yes
          Person has no control
          ----------------------------------------------------------------------------------------------------------
          Trading in discretionary accounts over which                No                 Yes              Yes
          Access Person has no control
          ----------------------------------------------------------------------------------------------------------
          Grants of securities, or options on such                    No                 Yes              Yes
          securities, made by the issuer thereof
          constituting director or employee compensation
          ----------------------------------------------------------------------------------------------------------

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LOGO OF PACIFIC LIFE                                    Access Persons' Personal
                                                   Securities Transaction Policy
--------------------------------------------------------------------------------


     C.   ACTIVE SECURITY TRANSACTIONS

          If the issuer to be traded is not on the restricted list, but your transaction is not exempt from preclearance, you must check the following table to determine if preclearance is required for the type of transaction, at the dollar amount you are considering. If preclearance is required, you must receive approval in writing before you trade. See the instructions for the preclearance form for additional information.

          ----------------------------------------------------------------------------------------------------------
                                       REFERENCE TABLE OF ACTIVE SECURITY TRANSACTIONS
          ----------------------------------------------------------------------------------------------------------
                     Active Security Transactions                  Preclearance       Quarterly         Annual
                               Trading in...                         Required         Reporting       Reporting
                                                                                      Required        Required
          ----------------------------------------------------------------------------------------------------------
          Fixed Income Securities (including Municipal Bonds,       No, if total          Yes             Yes
          CMBS & Real Estate Investment Trusts (REITs) and         investment is
          Private Placements) up to $100,000 per month per       less than .05% of
          issuer                                                   capitalization
          ----------------------------------------------------------------------------------------------------------
          Fixed Income Securities issued by qualified foreign            No               Yes             Yes
          governments - No limit
          ----------------------------------------------------------------------------------------------------------
          Equities up to $150,000 per day or $300,000 per week      No, if total          Yes             Yes
          (5 business days) of large-cap issuers                   investment is
                                                                 less than .05% of
                                                                   capitalization
          ----------------------------------------------------------------------------------------------------------
          Equities up to $50,000 per week (5 business days) of      No, if total          Yes             Yes
          small-cap issuers and private placements equities        investment is
          and all IPOs                                           less than .05% of
                                                                   capitalization
          ----------------------------------------------------------------------------------------------------------
          Broadly-based indices up to $1,000,000 in total                No               Yes             Yes
          notional interest per calendar month
          ----------------------------------------------------------------------------------------------------------
          Closed-end mutual funds up to a total investment of            No               Yes             Yes
          $50,000
          ----------------------------------------------------------------------------------------------------------
          Unit Investment Trusts up to a total investment of             No               Yes             Yes
          $50,000
          ----------------------------------------------------------------------------------------------------------
          Voluntary Corporate Actions that result in a change            No               Yes             Yes
          in ownership value within the limits above
          ----------------------------------------------------------------------------------------------------------
                                          QUESTIONS ABOUT YOUR INTENDED TRANSACTION?

                        If you are unsure after checking the table, or your transaction is not listed, contact the Compliance Officer for clarification before you trade.
                                                                              ------
          ----------------------------------------------------------------------------------------------------------

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LOGO OF PACIFIC LIFE                                    Access Persons' Personal
                                                   Securities Transaction Policy
--------------------------------------------------------------------------------


     D.   PRECLEARANCE LIMITATIONS

          If you purchase an eligible Security either with or without preclearance, it does not necessarily make that Security eligible for sale without preclearance. The status of your Security may have changed during the time you held the position and you may not be able to trade it at all.

LOGO OF PACIFIC LIFE                                    Access Persons' Personal
                                                   Securities Transaction Policy
--------------------------------------------------------------------------------


APPENDIX 2.  TRADING RESTRICTIONS AND REPORTING REQUIREMENTS FOR ACCESS OFFICERS

     Before trading any Securities, Access Officers need to review the Policy to determine how their contemplated transaction must be handled. Most transactions are subject to preclearance and certain transactions may be prohibited altogether. If you need preclearance, you must obtain that preclearance in writing before you trade. Otherwise, report those transactions that are required to be reported under the Policy in your Quarterly and Annual Statements.

     . You must first check the current Restricted List to see if there are specific restrictions placed on the Securities of the issuer you wish
                                                                ------
          to trade. Additional information on the Restricted List is in Section A of this Appendix, immediately below.

     . If there are no specific restrictions on the issuer you wish to trade, you must then check the table for Transactions Exempt from Preclearance, Section B of this Appendix. These are transactions that do not require preclearance regardless of the amount you trade. Some exempt transactions do need to be reported so make sure you review the table carefully.

     . Finally, if the issuer is not on the Restricted List, but your transaction is not exempt, you must obtain preclearance your transaction.

     A.   RESTRICTED LIST

          1.   ISSUERS WHOSE SECURITIES MAY NOT BE TRADED

               This list will include issuers for a variety of reasons, including but not limited to possession of material, non-public information by someone at Pacific Life.

          2.   ISSUERS WHOSE SECURITIES REQUIRE SPECIFIC PRECLEARANCE BEFORE
               TRADING

               This section will include issuers where Pacific Life managed accounts hold significant positions or issuers who may be restricted for other reasons.

               To obtain preclearance to trade Securities in this category, complete the preclearance form and submit to the Compliance Officer. Preclearance must be obtained in writing prior to entering into a transaction and the transaction must be executed prior to the expiration of the written preclearance.

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LOGO OF PACIFIC LIFE                                    Access Persons' Personal
                                                   Securities Transaction Policy
--------------------------------------------------------------------------------


     B.   TRANSACTIONS EXEMPT FROM PRECLEARANCE

          The following transactions do not require preclearance. You must review the table carefully to make sure that you report those transactions that must be included in your quarterly and annual reports.

          ----------------------------------------------------------------------------------------------------------
                             Transaction                         Preclearance         Quarterly         Annual
                                                                   Required           Reporting        Reporting
                                                                                      Required         Required
          ----------------------------------------------------------------------------------------------------------
          Open-ended mutual funds                                     No                 No               No
          ----------------------------------------------------------------------------------------------------------
          Bankers Acceptances                                         No                 No               No
          ----------------------------------------------------------------------------------------------------------
          Bank Certificates of Deposit                                No                 No               No
          ----------------------------------------------------------------------------------------------------------
          Commercial Paper                                            No                 No               No
          ----------------------------------------------------------------------------------------------------------
          Repurchase Agreements                                       No                 No               No
          ----------------------------------------------------------------------------------------------------------
          Securities with a maturity at issuance (greater than)       No                 No               No
          366 days rated in one of the two highest rating
          categories by a Nationally Recognized Statistical
          Rating Organization (NRSRO), such as Moody's, S&P or
          Fitch
          ----------------------------------------------------------------------------------------------------------
          Real Estate other than CMBS & REITs                         No                 No               No
          ----------------------------------------------------------------------------------------------------------
          U.S. Treasury Securities and U.S. Government                No                 No               No
          Agency Securities - No limit
          ----------------------------------------------------------------------------------------------------------
          Automatic Dividend Reinvestments                            No                 No               Yes
          ----------------------------------------------------------------------------------------------------------
          Trading activity resulting from the exercise of             No                 Yes              Yes
          written options such as puts, calls, or tenders
          where the Access Person does not have an option
          to control the exercise.  Entering into the
          option is subject to restriction.  This refers to
          the movement of Securities after the option is
          triggered.
          ----------------------------------------------------------------------------------------------------------
          Involuntary Corporate Actions                               No                 Yes              Yes
          ----------------------------------------------------------------------------------------------------------
          Trading in blind trust accounts over which Access           No                 Yes              Yes
          Person has no control
          ----------------------------------------------------------------------------------------------------------
          Trading in discretionary accounts over which                No                 Yes              Yes
          Access Person has no control
          ----------------------------------------------------------------------------------------------------------
          Grants of securities, or options on such                    No                 Yes              Yes
          securities, made by the issuer thereof
          constituting director or employee compensation
          ----------------------------------------------------------------------------------------------------------

     C.   PRECLEARANCE REQUIREMENT

          Access Officers are required to pre-clear all active Security
                                                        ---------------
          transactions. Access Officers are not required to pre-clear exempt
          ------------
          transactions as described in the previous table. For all other activity, complete the preclearance form in writing and submit it to the Compliance Officer. You must receive approval in writing before you trade. See the instructions for the preclearance form for additional information.

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LOGO OF PACIFIC LIFE                                    Access Persons' Personal
                                                   Securities Transaction Policy
--------------------------------------------------------------------------------


     D.   PRECLEARANCE LIMITATIONS

          If you purchase an eligible Security either with or without preclearance, it does not necessarily make that Security eligible for sale without preclearance. The status of your Security may have changed during the time you held the position and you may not be able to trade it at all.

LOGO OF PACIFIC LIFE                                    Access Persons' Personal
                                                   Securities Transaction Policy
--------------------------------------------------------------------------------


APPENDIX 3.  TRADING RESTRICTIONS AND REPORTING AND DISCLOSURE REQUIREMENTS FOR
             PORTFOLIO EMPLOYEES

     Before trading any Securities, Portfolio Employees need to review the Policy to determine how their contemplated transaction must be handled. Most transactions are subject to preclearance and certain transactions may be prohibited altogether. If you need preclearance, you must obtain that preclearance in writing before you trade. Otherwise, report those transactions that are required to be reported under the Policy in your Quarterly and Annual Statements.

     . You must first check the current Restricted List to see if there are specific restrictions placed on the Securities of the issuer you wish
                                                                ------
          to trade. Additional information on the Restricted List is in Section A of this Appendix, immediately below.

     . If there are no specific restrictions on the issuer you wish to trade, you must then check the table for Transactions Exempt from Preclearance, Section B of this Appendix. These are transactions that do not require preclearance regardless of the amount you trade. Some Exempt transactions do need to be reported so make sure you review the table carefully.

     . Finally, if the issuer is not on the Restricted List, but your transaction is not Exempt, you must obtain preclearance your transaction.

     A.   RESTRICTED LIST

          1.   ISSUERS WHOSE SECURITIES MAY NOT BE TRADED

               This section will include issuers for a variety of reasons, including but not limited to possession of material, non-public information by someone at Pacific Life.

          2.   ISSUERS WHOSE SECURITIES REQUIRE SPECIFIC PRECLEARANCE BEFORE
               TRADING

               This section will include issuers where Pacific Life managed accounts hold significant positions or issuers who may be restricted for other reasons.

               To obtain preclearance to trade Securities in this category, complete the preclearance form and submit to the Compliance Officer. Preclearance must be obtained in writing prior to entering into a transaction and the transaction must be executed prior to the expiration of the written preclearance.

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LOGO OF PACIFIC LIFE                                    Access Persons' Personal
                                                   Securities Transaction Policy
--------------------------------------------------------------------------------


     B.   TRANSACTIONS EXEMPT FROM PRECLEARANCE

          The following transactions do not require preclearance. You must review the table carefully to make sure that you report those transactions that must be included in your quarterly and annual reports.

          -------------------------------------------------------------------------------------------------------
                             Transaction                         Preclearance         Quarterly         Annual
                                                                   Required           Reporting        Reporting
                                                                                      Required         Required
          -------------------------------------------------------------------------------------------------------
          Open-ended mutual funds                                     No                 No               No
          -------------------------------------------------------------------------------------------------------
          Bankers Acceptances                                         No                 No               No
          -------------------------------------------------------------------------------------------------------
          Bank Certificates of Deposit                                No                 No               No
          -------------------------------------------------------------------------------------------------------
          Commercial Paper                                            No                 No               No
          -------------------------------------------------------------------------------------------------------
          Repurchase Agreements                                       No                 No               No
          -------------------------------------------------------------------------------------------------------
          Securities with a maturity at issuance (greater than)       No                 No               No
          366 days rated in one of the two highest rating
          categories by a Nationally Recognized Statistical
          Rating Organization (NRSRO), such as Moody's, S&P or
          Fitch
          -------------------------------------------------------------------------------------------------------
          Real Estate other than CMBS & REITs                         No                 No               No
          -------------------------------------------------------------------------------------------------------
          U.S. Treasury Securities and U.S. Government                No                 No               No
          Agency Securities - No limit
          -------------------------------------------------------------------------------------------------------
          Automatic Dividend Reinvestments                            No                 No               Yes
          -------------------------------------------------------------------------------------------------------
          Trading activity resulting from the exercise of             No                 Yes              Yes
          written options such as puts, calls, or tenders
          where the Access Person does not have an option
          to control the exercise.  Entering into the
          option is subject to restriction.  This refers to
          the movement of Securities after the option is
          triggered.
          -------------------------------------------------------------------------------------------------------
          Involuntary Corporate Actions                               No                 Yes              Yes
          -------------------------------------------------------------------------------------------------------
          Trading in blind trust accounts over which Access           No                 Yes              Yes
          -------------------------------------------------------------------------------------------------------
          Person has no control
          Trading in discretionary accounts over which                No                 Yes              Yes
          -------------------------------------------------------------------------------------------------------
          Access Person has no control
          Grants of securities, or options on such                    No                 Yes              Yes
          securities, made by the issuer thereof
          constituting director or employee compensation
          -------------------------------------------------------------------------------------------------------

     C.   PRECLEARANCE REQUIREMENT

          Portfolio Employees under the Policy are required to pre-clear all
          -------------------
          active Security transactions. Portfolio Employees are not required to
          ----------------------------
          pre-clear exempt transactions as described in the previous table. For all other activity, complete the preclearance form in writing and submit it to the Compliance Officer. You must receive approval in writing before you trade. See the instructions for the preclearance form for additional information.


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     D.   PRECLEARANCE LIMITATIONS

          If you purchase an eligible Security either with or without preclearance, it does not necessarily make that Security eligible for sale without preclearance. The status of your Security may have changed during the time you held the position and you may not be able to trade it at all.

     E.   DISCLOSURE REQUIREMENTS

          1.   OWNERSHIP AND MATERIAL CONFLICTS OF INTEREST

               Certain transactions require written individual reports and preapproval from Management Investment Committee ("MIC"). Examples of this type of transaction include, but are not limited to: certain private placements and those corporate actions which
                           ------------------
               will modify the financial terms of an existing position. MIC members voting on these transactions, as well as the Portfolio Employees making the written recommendation must disclose to MIC:

               . If the employee has a beneficial ownership in the Securities of the subject company, and the nature of the financial interest (including, without limitation, whether it consists of any option, right, warrant, future, long, or short position);

               . If the employee has purchased or sold, within the last 30 days, a beneficial ownership in the Securities of the subject company, and the nature of the financial interest.

               . Any other actual, material conflict of interest of the employee of which the employee knows, or has reason to know, at the time of the MIC meeting.

     F.   RESTRICTIONS

          1.   INITIAL PUBLIC OFFERINGS

               Except as provided in Appendix 3.F.4, no Portfolio Employee may purchase or receive any Securities before the issuer's initial
                                                                      -------
               public offering if the issuer is principally engaged in the same
               ---------------
               types of business as companies that the Portfolio Employee follows in their role at Pacific Life, or that Portfolio Employee may be asked to judge as a suitable investment for Pacific Life's Client Accounts.


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          2.   COMPANIES RESEARCHED BY THE PORTFOLIO EMPLOYEE

               Credit analysts and members of committees focused on specific investments have specific, assigned companies that they follow. However, at any time, any Portfolio Employee may be called upon to assist in research or perform analysis of an investment opportunity available to the Client Accounts. Except as provided in Appendix 3.F.4, no Portfolio Employee may purchase or sell any Security issued by a company that the Portfolio Employee follows in their role at Pacific Life, or any option on, or derivative of such Security, for a period beginning the date the recommendation is requested by management and ending five calendar days after communication concerning the company or a change in a recommendation regarding the company's Securities.

          3.   RECOMMENDATIONS BY THE PORTFOLIO EMPLOYEE

               Except as provided in Appendix 3.F.4, no Portfolio Employee may purchase or sell any Security or any option on or derivative of such Security in a manner inconsistent with the Portfolio Employee's recommendation as reflected in the most recent communication or recommendation issued by the Portfolio Employee.

          4.   AUTHORIZATION FOR EXCEPTION TO APPENDIX 3.F.1-3

               The Compliance Officer and General Counsel or his/her designee may authorize a transaction that is an exception to, or not covered by paragraphs (1-3) above, provided that:

               . The Compliance Officer and General Counsel or his/her designee authorize the transaction before being entered;

               . Each exception is granted in compliance with policies and procedures that are reasonably designed to ensure that conflict of interest is not created between the professional responsibilities and the personal trading activities of the Portfolio Employee.


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     5.   ACCUMULATION LIMITS

          No Portfolio Employee may accumulate Securities more than the lesser of $500,000 or .5% of the market capitalization of any issuer without the express consent of the:

          .    Chief Executive Officer or
          .    President or
          .    General Counsel or his/her designee and the Executive Vice
                                                   ---
               President of the Securities Division or his/her designee

          No Portfolio Employee with an accumulated asset position of more than the lesser of $500,000 or .5% of the market capitalization of any issuer may dispose of any positions in that issuer without the express consent of the:

          .    Chief Executive Officer or
          .    President or
          .    General Counsel or his/her designee and the Executive Vice
                                                   ---
               President of the Securities Division or his/her designee

     6.   SHORT-TERM TRADING

          A Portfolio Employee may not purchase and sell, or sell and purchase, within 30 calendar days the same or Equivalent Securities of which you
                                              ---------------------
          have beneficial ownership without the express consent of the:

          .    Chief Executive Officer or
          .    President or
          .    General Counsel or his/her designee and the Executive Vice
                                                   ---
               President of the Securities Division or his/her designee

          Nothing in this paragraph shall be deemed to permit avoidance of loss through short-term trading. You are considered to have a short-term trade if Securities of which you have beneficial ownership are sold, even though the Securities purchased and the Securities sold are held of record, or beneficially by different persons or entities.

          For purposes of this Policy, the exercise of employee stock options and subsequent immediate sale of the stock will not be considered a purchase and a sale provided that preclearance procedures are properly followed. Furthermore, for the purposes of this Policy, the purchase of any Security and the immediate sale of that Security or sale of an option on that Security, will not be considered a purchase and a sale provided that preclearance procedures are properly followed. Portfolio Employees must request preclearance to enter into these



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          related transaction on the same preclearance form, and must exercise both sides of the transaction within the allotted preclearance timeframe (normally 24-48 hours). Separate requests, even if made on the same day, will be considered separate transactions under this restriction and will not generally be approved.



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APPENDIX 4.   GLOSSARY

     Access Person - Any employee in the Securities Division of Pacific Life, or any employee of Pacific Life or its subsidiaries or affiliates, who may have access to current trading information of the Securities Division. The Compliance Officer of the Securities Division shall be responsible to maintain a current list of all Access Persons, updated at least quarterly.

     Access Officer - An Officer of Pacific Life who is an Access Person.

     Active Security Transactions - Those activities that only occur through some action on the part of the beneficial owner or their designate. For example, the purchase or sale of a Security is an active Security transaction. However, subsequent scheduled principal or maturity payments or involuntary calls would not be considered active Security transactions.

     Beneficial Ownership - You are considered to have beneficial ownership of Securities if you have the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the Securities. The following are examples of an indirect interest in Securities:

     . Securities held by members of your immediate family sharing the same household; however, this presumption may be rebutted by convincing evidence that profits derived from transactions in these Securities will not provide you with any economic benefit. Immediate family means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes any adoptive relationship.

     . Your interest as a general partner in Securities held by a general or limited partnership.

     . Your interest as a manager-member in the Securities held by a limited liability company.

     You do not have an indirect interest in Securities held by a corporation, partnership, limited liability company or other entity in which you hold an equity interest, unless you are a controlling equity holder or you have or share investment control over the Securities held by the entity.
                      -------

     The following circumstances constitute beneficial ownership by you of Securities held in or by a trust:

     . Your ownership of Securities as a trustee where either you or members of your immediate family have a vested interest in the principal or income of the trust.


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     .    Your ownership of a vested beneficial interest in a trust.

     . Your status as a settlor of a trust, unless the consent of all of the beneficiaries is required in order for you to revoke the trust.

     Blind Trust - A trust in which a fiduciary third party, such as a bank or money management firm, is given complete discretion to make investment decisions on behalf of the trust beneficiaries. The trust is called blind because the beneficiary is not informed about the holdings of the trust.

     Broadly-Based Indices - An index, such as the S&P500, designed to track companies in a broad number of industries and market sectors. Thus, indexes like the S&P500 are termed broad-based. Instead of companies from just one industry, such as Pharmaceuticals, these broad-based indexes will have companies representing many industries, such as Internet Infrastructure, Beverages, Pharmaceuticals and many more.

     Client Account - Any account managed by the Securities Division, including Pacific Life proprietary accounts, and only those portfolios of Pacific Select Fund (PSF) and Pacific Funds (PF) which the Securities Division actually manages (currently, Money Market and High Yield Bond Portfolios of PSF and Money Market Fund of PF).

     Closed-End Mutual Fund - A type of fund that has a fixed number of shares usually listed on a major stock exchange. Unlike open-end mutual funds, closed end funds do not stand ready to issue and redeem shares on a continuous basis.

     Compliance Officer - When used in the context of this Policy shall refer to an Officer designated to ensure all rules, regulations and procedures, necessary to insure compliance with the Policy, are maintained. Within Securities Operations, the Vice President of Securities Portfolio Operations and the AVP of Securities Operations are the designated Compliance Officers. The term "Compliance Officer" shall also include his/her designees within the division (who may or may not actually be Officers of Pacific Life) who may be empowered to resolve issues and review reports

     Control - When used within the context of beneficial ownership as defined herein shall refer to the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25% of the voting Securities of a company shall be presumed to control such company.

     Equivalent Securities - Securities with like trading characteristics i.e., convertible bonds share characteristics with both stocks and bonds or derivatives such as options and futures contracts, which would be equivalent to the underlying Securities, from which they derive their value.


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     Initial Public Offering ("IPO") - A company's first sale of stock to the public.

     Involuntary Corporate Actions or Mandatory Corporate Actions - Actions that are initiated by the management of a company and will occur without the consent of the Security holder, such as: cash dividend, bond redemption and interest payments, stock splits, bonus programs, conversion/exchange of shares.

     Large-Cap Issuer - An issuer with a total market capitalization in excess of one billion dollars and an average daily trading volume during the preceding calendar month, on the principal Securities exchange (including NASDAQ) on which its shares are traded, in excess of 50,000 shares.

     Issuer - Legal entity that has the power to issue and distribute a Security. Issuers include corporations, municipalities, foreign and domestic governments and their agencies, and investment trusts.

     Open-Ended Mutual Fund - A mutual fund that is subject to SEC diversification requirements, i.e. no more than 5% in any one issuer. This is the most common type of mutual fund.

     Portfolio Employee - Any person who is authorized to make investment decisions on behalf of a Client Account, as well as investment personnel such as Securities analysts and traders, as well as certain other Officers who advise or execute the decisions of portfolio managers of a Client Account, as designated by the Compliance Officer.

     Private Placement - The sale of a bond or other Security directly to a limited number of investors. For example, sale of stocks, bonds, or other investments directly to an institutional investor like an insurance company, avoiding the need for SEC registration if the Securities are purchased for investment as opposed to resale.

     Purchase or Sale - A Security is being considered for purchase or sale when a recommendation to purchase or sell a Security has been communicated or, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

     Purchased or Sold - A Security is being purchased or sold by the Securities Division from the time when a purchase or sale program has been communicated to the person who places the buy and sell orders for the Securities Division until the time when such program has been fully completed or terminated.

     Qualified Foreign Government - A national government of a developed foreign country with outstanding fixed-income Securities in excess of fifty billion dollars.


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     Security - Any note, stock, treasury stock, futures contract, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit sharing agreement, collateral trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a Security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any, Security (including a certificate of deposit) or on any group or index of Securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a Securities exchange, commodities exchange or market relating to foreign currency, or, in general, any interest or instrument commonly known as a "Security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing. Any Equivalent Security will be viewed as the same Security under this policy.

     Small-Cap - Any publicly traded stock not considered large-cap (for purposes of the Policy, there is no distinction between mid and small-cap).

     Trading Activity - Purchase or sale of any Security, or derivative thereof such as futures, forward contracts, options, warrants or swaps.

     Unit Investment Trust - An investment vehicle registered with the SEC that purchases a fixed portfolio of Securities, such as corporate, municipal or government bonds, mortgage-backed Securities, common stock, or preferred stock. The trust expires when the bonds mature or, in the case of equity funds, at a specified future date.

     U.S. Government Agency Securities - Agency Securities are direct obligations of federal government agencies or government-sponsored enterprises (GSEs). Federal agencies are entities of the Federal Government, such as the Government National Mortgage Association (Ginnie
     Mae) and the Tennessee Valley Authority (TVA). GSEs are publicly chartered but privately owned and operated entities, such as the Federal National Mortgage Association (Fannie Mae), and the Federal Home Loan Mortgage Corporation (Freddie Mac).

     U.S. Treasury Securities - Direct obligations of the U.S. Government issued by the Department of the Treasury. Examples: Treasury bills, Treasury notes, Treasury bonds, Treasury inflation - indexed, and saving bonds.

     Voluntary Corporate Actions - Corporate actions that will not occur without explicit approval of the beneficial owner, such as: tenders, purchase offers, bond conversions, and stock/cash options.

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